ION reports fourth quarter and year end 2018 results
Fourth quarter revenue growth of 29% fueled by Brazil 3D reimaging program sales
HOUSTON – February 6, 2019 – ION Geophysical Corporation (NYSE: IO) today reported revenues of $74.6 million in the fourth quarter 2018, a 29% increase compared to revenues of $57.9 million one year ago. ION's net loss was $19.3 million, or $(1.38) per share, compared to a net loss of $1.4 million, or $(0.12) per share in the fourth quarter 2017. Excluding special items in both periods, the Company reported Adjusted net income of $15.3 million, or $1.07 per diluted share, compared to Adjusted net income of $4.7 million, or $0.38 per diluted share in the fourth quarter 2017. A majority of the special items for this quarter relate to the impairment of the Company's cable-based ocean bottom technologies within the Ocean Bottom Integrated Technologies segment. A reconciliation of special items to the reported financial results can be found in the tables of this press release.
The Company reported Adjusted EBITDA of $36.5 million for the fourth quarter 2018, an increase of 54% from the Adjusted EBITDA of $23.8 million one year ago. A reconciliation of Adjusted EBITDA to the closest comparable GAAP numbers can be found in the tables of this press release.
Net cash flows from operations were $14.4 million during the fourth quarter 2018, compared to $17.9 million in the fourth quarter 2017. Total net cash flows, including investing and financing activities, were $3.4 million, compared to $11.7 million one year ago. At December 31, 2018, the Company had total liquidity of $75.5 million, consisting of $33.6 million of cash on hand, and $41.9 million of available borrowing capacity under its maximum $50.0 million revolving credit facility.
Brian Hanson, the Company’s President and Chief Executive Officer, commented, “While our fourth quarter revenue improved sequentially, driven primarily by the success of our Brazil 3D reimaging programs, we experienced geopolitical headwinds that further delayed Mexico and Panama data sales. In addition, typical year-end spending didn’t materialize in the way we anticipated for key customers, likely due to the commodity price slide experienced in the fourth quarter of 2018.
“We continue to expect near-term oil price volatility and for E&P capital preservation to take priority over reserve replacement, with very focused exploration spending. That said, the international market is anticipated to grow for a second consecutive year and we are seeing increasing momentum across all our E&P and adjacent market businesses. We believe market fundamentals will continue to improve as it becomes increasingly critical to meet production demand in the next decade. In 2019, we expect an increase in new program development, the completion of our 4Sea commercialization and greater adoption of Marlin in both E&P and adjacent markets. As usual, we expect 2019 to be back-end loaded given the timing of client budget spending, license rounds and new program activity.”
For the full year 2018, the Company reported revenues of $180.0 million and a net loss of $71.2 million, or $(5.20) per share, compared revenues of $197.6 million and a net loss of $30.2 million, or $(2.55) per share in 2017. Excluding special items in both periods, the Company reported Adjusted net loss of $32.5 million, or $(2.37) per share, compared to Adjusted net loss of $19.1 million, or $(1.61) per share in 2017. Adjusted EBITDA was $41.7 million in 2018, compared to $64.5 million in 2017.
Net cash flows from operations were $7.1 million during 2018, compared to $27.6 million in 2017. Total net cash flows, including investing and financing activities, were $(18.6) million in 2018, compared to $(1.0) million in 2017.
FOURTH QUARTER 2018
The Company's segment revenues for the fourth quarter were as follows (in thousands):

	Three Months Ended December 31,
	2018	2017	% Change
E&P Technology & Services	$60,443	$48,003	26%
Operations Optimization	14,151	9,899	43%
Ocean Bottom Integrated Technologies	—	—	—
Total	$74,594	$57,902	29%
Within the E&P Technology & Services segment, new venture revenues were $29.6 million, a slight decrease from the fourth quarter 2017; while data library revenues were $25.5 million, a 74% increase; and Imaging Services revenues were $5.4 million, a 79% increase. The increase in data library revenues was the result of sales of recently completed programs, particularly in Brazil. The Imaging Services revenues were propelled by a continued increase in proprietary ocean bottom nodal imaging projects. The Imaging Services group has continued to successfully focus on higher value, technology-driven projects.
Within the Operations Optimization segment, Optimization Software & Services revenues were $6.0 million, a 43% increase from the fourth quarter 2017. The increase in Optimization Software & Services revenues was due to the continued increase in subscription-based software revenues and hardware sales of ION’s Gator™ ocean bottom command and control system. Devices revenues were $8.1 million, also a 43% increase from the fourth quarter 2017. While Devices revenues increased, partially driven by higher spares and replacement sales, the business continues to be impacted by reduced towed streamer seismic activity.
The Ocean Bottom Integrated Technologies segment had no revenues during the fourth quarter. The Company has continued to evolve its strategy for the Ocean Bottom Integrated Technologies segment consistent with its asset light business model. The remaining elements of its next generation ocean bottom nodal system, 4Sea, will be commercialized in 2019. The Company is offering 4Sea components more broadly to the growing number of OBS service providers under recurring revenue commercial strategies that will enable the Company to share in the value its technology delivers.

Consolidated gross margin for the quarter was 51%, compared to 41% in the fourth quarter 2017. Gross margin in the E&P Technology & Services increased to 53%, up from 43% one year ago. This increase was primarily due to the significant increase in data library revenues and the increase and mix of Imaging Services revenues. Operations Optimization gross margin was 52%, a slight increase from the 50% gross margin in fourth quarter 2017.
Consolidated operating margin was (22)%, compared to (2)% in the prior year quarter. Consolidated operating margin, as adjusted for special items, was 24%, compared to 9% in the prior year quarter. Similar to gross margin, the increase in operating margin, as adjusted, was related to the increase in revenues in the E&P Technology & Services segment.
FULL YEAR 2018
The Company's segment revenues for the full year were as follows (in thousands):

	Years Ended December 31,
	2018	2017	% Change
E&P Technology & Services	$136,520	$157,249	(13)%
Operations Optimization	43,525	40,305	8%
Ocean Bottom Integrated Technologies	—	—	—
Total	$180,045	$197,554	(9)%
Within the E&P Technology & Services segment, new venture revenues were $69.7 million, a 31% decrease from 2017; while data library revenues were $47.1 million, an 18% increase, and Imaging Services revenues were $19.7 million, a 20% increase. The increase in data library and Imaging Services revenues were driven by the significant increases during the fourth quarter 2018. The decrease in new venture revenues was the result of the continued delay of the Panama license round announcement, political change in Mexico prompting E&P companies to pause new venture activity and the continued focus on cash preservation within E&P companies restricting exploration spending.
Within the Operations Optimization segment, Optimization Software & Services revenues were $21.1 million, an increase of 27%. The change in Optimization Software & Services revenues for the full year is fairly consistent with the changes described in the preceding section. Devices revenues were $22.4 million, a 5% decrease from 2017. The decrease in Devices revenues was due to continued sluggishness in the towed streamer market during the first nine months of the year, as the increase in revenues in the fourth quarter 2018 was not large enough to overcome the first nine months.
The Ocean Bottom Integrated Technologies segment had no revenues during the year.
Consolidated gross margin was 33%, compared to 38% in 2017. Gross margin in the E&P Technology & Services decreased to 32%, down from 41% in 2017. This decrease was the result of the decrease in new venture revenues. Operations Optimization gross margin was 51%, a slight increase from the 50% gross margin in 2017.

Consolidated operating margin was (30)%, compared to (4)% in 2017. Consolidated operating margin, as adjusted for special items, was (9)%, compared to (1)% in 2017, the result of the decrease in new venture revenues.
Income tax expense was $2.7 million in 2018, primarily due to positive results from the Company’s non-U.S. businesses. This foreign tax expense has not been offset by the tax benefits on losses within the U.S. and other jurisdictions, from which the Company cannot currently benefit, resulting in an income tax expense on a consolidated pre-tax loss.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, February 7, 2019, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 21, 2019. To access the replay, dial (877) 660-6853 and use pass code 13686431#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION develops and leverages innovative technologies, creating value through data capture, analysis and optimization to enhance critical decision-making, enabling superior returns. For more information, visit www.iongeo.com.
Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011
The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2017, filed on February 8, 2018. Additional risk factors, which could affect actual results, are disclosed by the Company in its fillings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.
Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Service revenues	$61,095	$48,513	$139,038	$159,410
Product revenues	13,499	9,389	41,007	38,144
Total net revenues	74,594	57,902	180,045	197,554
Cost of services	30,271	29,606	100,557	103,124
Cost of products	6,514	4,485	19,868	18,791
Gross profit	37,809	23,811	59,620	75,639
Operating expenses:
Research, development and engineering	4,638	4,433	18,182	16,431
Marketing and sales	5,479	5,716	21,793	20,778
General, administrative and other operating expenses	7,800	14,813	37,364	47,129
Impairment of long-lived assets	36,553	—	36,553	—
Total operating expenses	54,470	24,962	113,892	84,338
Loss from operations	(16,661)	(1,151)	(54,272)	(8,699)
Interest expense, net	(3,203)	(4,045)	(12,972)	(16,709)
Other income (expense), net	180	209	(436)	(3,945)
Income (loss) before income taxes	(19,684)	(4,987)	(67,680)	(29,353)
Income tax expense (benefit)	(587)	(3,646)	2,718	24
Net income (loss)	(19,097)	(1,341)	(70,398)	(29,377)
Net income attributable to noncontrolling interests	(246)	(53)	(773)	(865)
Net loss applicable to ION	$(19,343)	$(1,394)	$(71,171)	$(30,242)
Net income (loss) per share:
Basic	$(1.38)	$(0.12)	$(5.20)	$(2.55)
Diluted	$(1.38)	$(0.12)	$(5.20)	$(2.55)
Weighted average number of common shares outstanding:
Basic	14,007	12,019	13,692	11,876
Diluted	14,007	12,019	13,692	11,876

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$33,551	$52,056
Accounts receivable, net	26,128	19,478
Unbilled receivables	44,032	37,304
Inventories, net	14,130	14,508
Prepaid expenses and other current assets	7,782	7,643
Total current assets	125,623	130,989
Deferred income tax asset, net	7,191	1,753
Property, plant, equipment and seismic rental equipment, net	13,041	52,153
Multi-client data library, net	73,544	89,300
Goodwill	22,915	24,089
Other assets	2,435	2,785
Total assets	$244,749	$301,069
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,228	$40,024
Accounts payable	34,913	24,951
Accrued expenses	31,411	38,697
Accrued multi-client data library royalties	29,256	27,035
Deferred revenue	7,710	8,910
Total current liabilities	105,518	139,617
Long-term debt, net of current maturities	119,513	116,720
Other long-term liabilities	11,894	13,926
Total liabilities	236,925	270,263
Equity:
Common stock	140	120
Additional paid-in capital	952,626	903,247
Accumulated deficit	(926,092)	(854,921)
Accumulated other comprehensive loss	(20,442)	(18,879)
Total stockholders’ equity	6,232	29,567
Noncontrolling interests	1,592	1,239
Total equity	7,824	30,806
Total liabilities and equity	$244,749	$301,069

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(19,097)	$(1,341)	$(70,398)	$(29,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (other than multi-client library)	1,861	3,393	8,763	16,592
Amortization of multi-client data library	16,444	12,857	48,988	47,102
Impairment of multi-client data library	—	2,304	—	2,304
Stock-based compensation expense	829	858	3,337	2,552
Accrual for loss contingency related to legal proceedings	—	—	—	5,000
Write-down of excess and obsolete inventory	665	398	665	398
Impairment of long-lived assets	36,553	—	36,553	—
Deferred income taxes	(3,942)	(4,520)	(6,252)	(5,420)
Change in operating assets and liabilities:
Accounts receivable	(2,641)	19,892	(7,024)	1,692
Unbilled receivables	(18,401)	(11,549)	(5,245)	(23,947)
Inventories	293	(641)	(353)	190
Accounts payable, accrued expenses and accrued royalties	1,967	432	(7,600)	1,443
Deferred revenue	(2,591)	(1,961)	(1,112)	5,131
Other assets and liabilities	2,482	(2,204)	6,776	3,952
Net cash provided by operating activities	14,422	17,918	7,098	27,612
Cash flows from investing activities:
Investment in multi-client data library	(8,365)	(7,134)	(28,276)	(23,710)
Purchase of property, plant, equipment and seismic rental equipment	(1,201)	(42)	(1,514)	(1,063)
Net cash used in investing activities	(9,566)	(7,176)	(29,790)	(24,773)
Cash flows from financing activities:
Repayments under revolving line of credit	—	—	(10,000)	—
Payments on notes payable and long-term debt	(736)	(496)	(30,807)	(4,816)
Cost associated with issuance of debt	(682)	(53)	(1,247)	(53)
Net proceeds from issuance of stocks	—	—	46,999	—
Proceeds from employee stock purchases and exercise of stock options	214	1,619	214	1,619
Dividend payment to noncontrolling interest	—	(100)	(200)	(100)
Other financing activities	(227)	14	(1,151)	(243)
Net cash provided by (used in) financing activities	(1,431)	984	3,808	(3,593)
Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	23	11	319	(260)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,448	11,737	(18,565)	(1,014)
Cash, cash equivalents and restricted cash at beginning of period	30,406	40,682	52,419	53,433
Cash, cash equivalents and restricted cash at end of period	$33,854	$52,419	$33,854	$52,419

The following table is a reconciliation of cash, cash equivalents and restricted cash (in thousands):

	December 31,
	2018	2017
Cash and cash equivalents	33,551	$52,056
Restricted cash included in prepaid expenses and other current assets	—	$60
Restricted cash included in other long-term assets	303	$303
Total cash, cash equivalents, and restricted cash shown in statements of cash flows	33,854	$52,419

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
Net revenues:
E&P Technology & Services:
New Venture	$29,616		$30,347		$69,685		$100,824
Data Library	25,466		14,656		47,095		40,016
Total multi-client revenues	55,082		45,003		116,780		140,840
Imaging Services	5,361		3,000		19,740		16,409
Total	60,443		48,003		136,520		157,249
Operations Optimization:
Devices	8,121		5,681		22,396		23,610
Optimization Software & Services	6,030		4,218		21,129		16,695
Total	14,151		9,899		43,525		40,305
Ocean Bottom Integrated Technologies	—		—		—		—
Total	$74,594		$57,902		$180,045		$197,554
Gross profit (loss):
E&P Technology & Services	$31,743		$20,732		$43,369		$65,196
Operations Optimization	7,313		4,976		22,293		20,076
Ocean Bottom Integrated Technologies	(1,247)		(1,897)		(6,042)		(9,633)
Total	$37,809		$23,811		$59,620		$75,639
Gross margin:
E&P Technology & Services	53%		43%		32%		41%
Operations Optimization	52%		50%		51%		50%
Ocean Bottom Integrated Technologies	—%		—%		—%		—%
Total	51%		41%		33%		38%
Income (loss) from operations:
E&P Technology & Services	$26,180		$14,553		$21,758		$42,505
Operations Optimization	3,303		2,453		7,295		8,022
Ocean Bottom Integrated Technologies	(39,078)	(1)	(3,959)		(47,644)	(1)	(16,259)
Support and other	(7,066)	(2)	(14,198)	(2)	(35,681)	(2)	(42,967)	(2)
Loss from operations	(16,661)		(1,151)		(54,272)		(8,699)
Interest expense, net	(3,203)		(4,045)		(12,972)		(16,709)
Other income (expense), net	180		209		(436)		(3,945)	(3)
Loss before income taxes	$(19,684)		$(4,987)		$(67,680)		$(29,353)

(1)
Includes a $36.6 million charge related to the impairment of fixed assets of the Company's cable-based ocean bottom technologies during the three months ended December 31, 2018, which is considered a Special Item as highlighted in the table 'Reconciliation of Special Items to Net Income (Loss) per Share'.

(2)
Includes a $1.9 million credit for the three months ended December 31, 2018, a $2.1 million charge for the twelve months ended December 31, 2018 and a $6.1 million charge for both the three and twelve months ended December 31, 2017 associated with fair value impact of stock appreciation awards, which are considered Special Items as highlighted in the table 'Reconciliation of Special Items to Net Income (Loss) per Share'.

(3)
Includes a $5.0 million accrual related to the WesternGeco legal contingency, which is considered a Special Item as highlighted in the table 'Reconciliation of Special Items to Net Income (Loss) per Share'.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Loss
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net loss before interest expense, interest income, income taxes, depreciation and amortization, and other credits or charges including, without limitation, impairment of long-lived assets, changes in the loss contingency reserve related to legal proceedings and stock appreciation rights expense. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. Additionally, due to the recent changes in the Company's stock price and impact of reflecting its stock appreciation awards at their fair value, the Company is presenting Adjusted EBITDA, excluding the impact of stock appreciation awards, to assist in the comparability to its prior year results.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(19,097)	$(1,341)	$(70,398)	$(29,377)
Interest expense, net	3,203	4,045	12,972	16,709
Income tax expense (benefit)	(587)	(3,646)	2,718	24
Depreciation and amortization expense	18,305	18,554	57,751	65,998
Impairment of long-lived assets	36,553	—	36,553	—
Accrual of loss contingency related to legal proceedings	—	—	—	5,000
Stock appreciation rights expense	(1,908)	6,141	2,105	6,141
Adjusted EBITDA	$36,469	$23,753	$41,701	$64,495

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Special Items to Net Income (Loss) per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is income (loss) from operations or net income (loss) excluding certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three and twelve months ended December 31, 2018 and 2017.

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$74,594	$—		$74,594	$57,902	$—		$57,902
Cost of sales	36,785	—		36,785	34,091	—		34,091
Gross profit	37,809	—		37,809	23,811	—		23,811
Operating expenses	54,470	(34,645)	(1)	19,825	24,962	(6,141)	(3)	18,821
Income (loss) from operations	(16,661)	34,645		17,984	(1,151)	6,141		4,990
Interest expense, net	(3,203)	—		(3,203)	(4,045)	—		(4,045)
Other income (expense), net	180	—		180	209	—		209
Income tax benefit	(587)	—		(587)	(3,646)	—		(3,646)
Net income (loss)	(19,097)	34,645		15,548	(1,341)	6,141		4,800
Net income attributable to noncontrolling interests	(246)	—		(246)	(53)	—		(53)
Net income (loss) applicable to ION	$(19,343)	$34,645		$15,302	$(1,394)	$6,141		$4,747
Net income (loss) per share:
Basic	$(1.38)			$1.09	$(0.12)			$0.39
Diluted	$(1.38)			$1.07	$(0.12)			$0.38
Weighted average number of common shares outstanding:
Basic	14,007			14,007	12,019			12,019
Diluted	14,007			14,268	12,019			12,366

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$180,045	$—		$180,045	$197,554	$—		$197,554
Cost of sales	120,425	—		120,425	121,915	—		121,915
Gross profit	59,620	—		59,620	75,639	—		75,639
Operating expenses	113,892	(38,658)	(2)	75,234	84,338	(6,141)	(3)	78,197
Loss from operations	(54,272)	38,658		(15,614)	(8,699)	6,141		(2,558)
Interest expense, net	(12,972)	—		(12,972)	(16,709)	—		(16,709)
Other income (expense), net	(436)	—		(436)	(3,945)	5,000	(4)	1,055
Income tax expense	2,718	—		2,718	24	—		24
Net loss	(70,398)	38,658		(31,740)	(29,377)	11,141		(18,236)
Net income attributable to noncontrolling interests	(773)	—		(773)	(865)	—		(865)
Net loss applicable to ION	$(71,171)	$38,658		$(32,513)	$(30,242)	$11,141		$(19,101)
Net loss per share:
Basic	$(5.20)			$(2.37)	$(2.55)			$(1.61)
Diluted	$(5.20)			$(2.37)	$(2.55)			$(1.61)
Weighted average number of common shares outstanding:
Basic	13,692			13,692	11,876			11,876
Diluted	13,692			13,692	11,876			11,876

(1)
Represents $36.6 million impairment of fixed assets of the Company's cable-based ocean bottom technologies within Ocean Bottom Integrated Technologies segment, partially offset by a $1.9 million credit related to stock appreciation right awards expense during the three months ended December 31, 2018.

(2)	Same as note(1) above, except the stock appreciation right awards expense was a $2.1 million charge for the twelve months ended December 31, 2018.
(3)	Represents stock appreciation right awards expense for the three and twelve months ended December 31, 2017.
(4)	Represents an accrual related to the WesternGeco legal contingency during the three months ended December 31, 2017.